EXHIBIT 10.27

FIRST AMENDMENT TO
CONSULTING AGREEMENT

             THIS First Amendment to the Consulting Agreement (the “First Amendment”), made and entered into this 25th day of July, 2001, by and between BYL BANK GROUP (the "Bank"), a California banking corporation, BYL BANCORP (“BYL”), a California corporation, and ROBERT UCCIFERRI (hereinafter called the "Consultant").

W I T N E S S E T H:

             WHEREAS, the Consultant is currently in the employ of BYL and the Bank, serving as President and Chief Consultant Officer of BYL and the Bank;

             WHEREAS, BYL, the Bank and Consultant entered into a Consulting Agreement dated December 20, 2000 in order to allow for Consultant becoming a consultant and eventually retiring from serving as President and Chief Executive Officer of BYL and the Bank upon a proposed acquisition (the “Acquisition”) of BYL and the Bank by PBOC Holdings, Inc. and People’s Bank of California;

             WHEREAS, the Acquisition was terminated on May 2, 2001, and as a result, Consultant’s employment agreement with the Bank is still in effect;

             WHEREAS, upon receipt of all necessary regulatory approvals of Consultant’s successor, as President and Chief Executive Officer of BYL and the Bank, Consultant desires to terminate his employment agreement with the Bank, enter into a Consulting Agreement with the Bank with a term that will expire on December 31, 2003, and further amend the Consultant’s Salary Continuation Agreement dated November 28, 1995, as amended December 20, 2000;

             NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is agreed as follows:

1.          V.          TERM AND COMMENCEMENT DATE is hereby amended to read in full as follows:

             Subject to "IX. TERMINATION" below, the term of this Agreement shall commence on the date that Consultant’s successor as President and Chief Executive Officer of BYL and BYL Bank Group is approved by BYL’s and the Bank’s regulatory agencies ("Commencement Date") and will terminate on December 31, 2003 (the "Term"), subject to renewal upon such terms and conditions as shall be agreed upon by BYL, the Bank and Consultant.

2.          The second sentence of Paragraph VII(a) COMPENSATION is hereby amended to read in full as follows:

             In addition, during the term of this Agreement, Bank agrees to continue payment for coverage of Consultant and his spouse under current (or substantially similar) medical, dental and life insurance policies under which Consultant was previously covered as an employee benefit during this employment as President and Chief Executive Officer of BYL Bank Group.  In lieu of providing such insurance coverage, Bank will pay to Consultant and his spouse $1,700 per month for the duration of this Agreement for the purpose of purchasing his own insurance in the coverage and amounts as determined in the sole discretion of Consultant.

3.          Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Consulting Agreement.

4.          This First Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and it shall become effective when one or more counterparts have been signed by each of the Bank and the Consultant and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

5.          Except as herein amended, the Consulting Agreement shall remain in full force and effect.

6.          This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

7.          The terms and conditions of this First Amendment are subject to the approval of any necessary regulatory agency.

             IN WITNESS WHEREOF, BYL and the Bank have caused this First Amendment to be duly executed, pursuant to a resolution approved by its Board of Directors, by its Chairman of the Board and its corporate seal affixed, duly attested by its secretary and the Consultant has hereunto set his hand and seal at Orange, California, the day and year above written.

BYL BANCORP		BYL BANK GROUP

By:	/s/ H. Rhoads Martin, Jr.	By:	/s/ H. Rhoads Martin, Jr.

	H. Rhoads Martin, Jr.	H. Rhoads Martin, Jr.
	Chairman of the Board	Chairman of the Board

By:	/s/ John F. Myers	By:	/s/ John F. Myers

	John F. Myers, Secretary	John F. Myers, Secretary

CONSULTANT:

/s/ Robert Ucciferri

Robert Ucciferri

1400 Lodge Pole

Hemet, CA

(Address)